UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 28, 2024, Entravision Communications Corporation (the "Company") completed the previously-announced sale of its Entravision Global Partners business (the "Business") to IMS Internet Media Services, Inc. ("IMS"), pursuant to an Equity Purchase Agreement entered into on June 13, 2024 among the Company, Entravision Digital Holdings, LLC ("Seller") and IMS.

Cash proceeds from the transaction, net of working capital and other adjustments, received at the closing were $16.4 million. Immediately after the closing, an amount equal to $6.5 million of the proceeds was paid by the Company to the parties who sold MediaDonuts Pte. Ltd. to Seller on July 1, 2021 (the "MediaDonuts Founders"), pursuant to a previously-disclosed Assignment, Assumption and Release Agreement dated June 13, 2024 among the Company, Seller, IMS and the MediaDonuts Founders.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company's unaudited pro forma consolidated financial information giving effect to the sale of the Business is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

99.1	Unaudited Pro Forma Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	July 5, 2024	By:	/s/ Michael Christenson
Michael Christenson, Chief Executive Officer